Lincoln Investment Advisors Corporation

and

Lincoln Mutual Funds

Code of Ethics

Rules for Employee Investing

June 2014

Table of Contents

I.	Introduction	1

II.	Statement of General Principles	2

III.	General Standards of Conduct	2

IV.	Definitions	2

V.	Personal Trading	5

	A. Account Types	5

	B. Account Control	5

VI.	Prohibited Activities	6

VII.	Preclearance Requirements	7

	A. Investment Personnel	7

	B. Access Persons	8

VIII.	Reporting Obligations	8

	A. Distribution of Code of Ethics	8

	B. Reports Required	8

	C. Report Exceptions	9

	D. Annual Report to Fund Boards	9

IX.	Administrative Procedures	10

X.	Violations and Sanctions	10

XI.	Records	11

-i-

I.	Introduction

Lincoln Investment Advisors Corporation (“LIAC”) and the Lincoln Mutual Funds (the “Funds”)1 have adopted this Code of Ethics (this “Code”). This Code documents how the Lincoln organization prevents personal securities transactions and other investment activities from impacting LIAC “Clients,” which includes the Funds, private funds and separate accounts.

This Code generally applies Lincoln employees who obtain pre-trade information regarding the purchase or sale of a Client’s portfolio securities. This category of persons is often referred to as “Access Persons” (see further description of “Access Person” in Section IV “Definitions”). LIAC and the Funds are fiduciaries of the Clients and Fund shareholders, respectively. This means that they and Access Persons have a duty to act fairly, honestly, and in the best interests of Clients and Fund shareholders.

Part of fulfilling these duties is ensuring that personal interests and conduct which might conflict or appear to conflict with the interests of Clients are disclosed and controlled. The controls to address these potential conflicts are summarized in this Code.

Specifically, this Code outlines:

➢	The general principles of how LIAC and the Funds conduct business; and
➢	The conditions applicable to each Access Person’s personal trading.

This Code also satisfies the regulatory requirements of Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”).

Each Access Person is expected to understand and abide by this Code as a condition of such person’s association with Lincoln. This Code is being delivered to each Access Person for his or her reference. Any changes to this Code also will be provided to each Access Person. Each Access Person will be required to acknowledge receipt and acceptance of this Code upon becoming an Access Person and then on an annual basis.

Questions About This Code of Ethics

If you have any question about this Code, you should contact the Code’s Compliance Officer at: — Jack.Weston@lfg.com; or — (603) 226-5457.

1 The Funds include the series of Lincoln Variable Insurance Products Trust and Lincoln Advisors Trust.

II.	Statement of General Principles

The LIAC and the Funds adopt the following general principles to guide the actions of Access Persons:

➢	The interests of Clients must come first. In decisions relating to their personal investments, an Access Person must scrupulously avoid serving personal interests ahead of Client interests.
➢	An Access Person must avoid conduct that creates the appearance of a conflict of interest. In addition to following the letter of the Code, an Access Person must be vigilant in avoiding situations involving any real or possible impropriety.
➢	An Access Person should not take inappropriate advantage of his or her position. It is imperative that an Access Person avoid any situation that might compromise the exercise of fully independent judgment in the interests of Clients.
➢	Compliance with applicable law. Access Persons shall comply with Applicable Federal Securities Laws.

III.	General Standards of Conduct

Lincoln considers personal trading to be a privilege, not a right. When making personal investment decisions, Access Persons must exercise extreme care to ensure that the prohibitions of this Code are not violated. Access Persons should conduct their personal investing in such a manner that will eliminate the possibility that their time and attention are devoted to their personal investments at the expense of time and attention that should be devoted to their duties at Lincoln.

Excessive or inappropriate trading (“excessive trading”) that interferes with job performance or compromises the duty that LIAC owes to its Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Code’s Compliance Officer or designee and reported to Lincoln senior management. A pattern of excessive trading may lead to disciplinary action.

IV.	Definitions

a)	“Access Person” means (i) any trustee, director, officer, partner or Advisory Person of LIAC or the Funds, (ii) any Supervised Person of LIAC, and (iii) other persons as designated by the Code’s Compliance Officer.

b)	“Advisory Person” of LIAC or the Funds means (i) any trustee, director, officer, partner or employee of LIAC or the Funds (or of any company in a control relationship to LIAC or the Funds) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client (including the writing of an option to purchase or sell a Covered Security), or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to LIAC or the Funds who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Clients.

c)	“Applicable Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

d)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

e)	“Beneficial Ownership” is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should consider himself or herself the beneficial owner of securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, domestic partner, dependent children, any person who shares his home, or other persons (including trusts, partnerships, corporations and other entities) by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

f)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which defines “control” as the power to exercise a controlling influence over the management or policies of a company. The issue of influence or control is a question of fact, which must be determined on the basis of all surrounding facts and circumstances. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. The Code’s Compliance Officer should be informed of any accounts for which an access person is considered a “beneficial owner” but where the Access Person has no direct or indirect influence or control, such as (i) accounts in which full investment discretion has been granted to an outside bank, investment advisor or trustee and where neither the Access Person nor any close relative participates in the investment decisions or is informed in advance of transactions (“Blind Accounts”), or (ii) accounts of close relatives where the circumstances clearly demonstrate that there is no risk of influence or control by the access person.

g)	“Covered Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and generally shall include:

—	Equity securities,
—	Fixed-income securities,
—	Exchange-traded funds,
—	Lincoln Funds,
—	Variable annuity contracts and variable life insurance policies with underlying separate accounts that invest in Lincoln Funds,
—	Derivatives (e.g., options, futures, forwards, and swaps),
—	Commodities, and
—	Stock options.

Covered Security shall not include:

—	Stock of Lincoln National Corporation,[2]
—	Shares of mutual funds that are not Lincoln Funds,
—	Variable annuity contracts and variable life insurance policies with underlying separate accounts that do not invest in Lincoln Funds,
—	Securities held through 529 plans (both prepaid college tuition plans and college savings plans),
—	Direct obligations of the Government of the United States,
—	Bankers’ acceptances,
—	Bank certificates of deposit,
—	Savings accounts, and
—	Commercial paper and high quality short-term debt instruments, including repurchase agreements.

h)	“De Minimus Purchases or Sales” shall mean purchases or sales by Access Persons of up to 500 shares of (i) stock in a company that is in the Standard and Poor’s 500 Index or (ii) an ETF listed on Exhibit A.

i)	“Investment Personnel” of LIAC or the Funds means (i) any employee of LIAC or the Funds (or of any company in a control relationship to LIAC or the Funds) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Clients (including but not limited to: portfolio managers, research analysts, and securities fund specialists), or (ii) any natural person who both controls LIAC or the Funds and obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client or (iii) other persons as designated by the Code’s Compliance Officer.

j)	“Independent Trustee” means any Trustee of the Fund who is not “an interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

k)	“Managed Account” means an account that is professionally managed through a wrap program. An example of a managed account would be a professionally advised account about which the Access Person will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. Managed accounts require pre-approval from the Code’s Compliance Officer prior to starting up the account. The Code’s Compliance Officer will consider the facts and circumstances of the account, including the functions and duties of Access Persons, when approving or denying such accounts. In addition, preclearance is exempt with Managed Accounts, however, all trades still require reporting and duplicate statements and confirmations are required to be sent to the Code’s Compliance Officer. Trades initiated by the wrap manager are exempt from preclearance. All trades initiated by Access Persons require preclearance.

2 LIAC Clients, including all Funds other than index funds, are prohibited from investing directly in securities of Lincoln National Corporation.

l)	Security being “Considered for Purchase or Sale” or “Being Purchased or Sold” means when a recommendation to purchase or sell the Covered Security has been made and communicated to the trading desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

m)	A “Security Held or to be Acquired” means any Covered Security which, within the most recent 15 days, (i) is or has been held by a Client, or (ii) is being or has been considered for purchase by a Client, or any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.

n)	“Supervised Person” of LIAC means any employee of LIAC, and any other person who provides advice on behalf of LIAC and is subject to LIAC’s supervision and control, who (i) has access to nonpublic information regarding a Client’s purchase or sale of securities, or (ii) is involved in making securities recommendations, or (iii) who has access to securities recommendations which are nonpublic, or (iv) has access to nonpublic information regarding the portfolio holdings of any of the Funds.

V.	Personal Trading

A.	Account Types

The trading restrictions and reporting requirements of this Code apply to Access Persons’ securities accounts, which generally are any accounts through which Access Persons may buy, sell, or hold securities.

Depending on the investment options for the account, a securities account could include:

✓	Personal brokerage accounts;
✓	Retirement accounts (personal and employer sponsored);*
✓	Trust accounts; and
✓	Wrap accounts.**

* A Retirement Account includes a traditional IRA, a roll-over IRA, a SEP-IRA, a Roth IRA, a 401k plan account, a thrift-savings plan account, a 403b plan account, among others.

** An Access Person must obtain pre-approval from the Code’s Compliance Officer to establish a discretionary wrap account. The Officer will consider the facts and circumstances of the account, including the functions and duties of Access Persons, when approving or denying such accounts.

B.	Account Control

This Code applies to the securities accounts where an Access Person has a financial interest or control (i.e., is a “Beneficial Owner” of the account). An Access Person is generally considered to have Beneficial Ownership of an account where a named account owner is, among others:

✓	The Access Person;
✓	The Access Person’s spouse or domestic partner;
✓	The Access Person’s dependent children;

✓	A person sharing the Access Person’s household;
✓	Anyone who has given the Access Person discretion over their investments; or
✓	A person that by reason of any contract, arrangement, understanding or relationship provides the Access Person with sole or shared voting or investment power.

If someone has authorized the Access Person to make investment decisions on her/his behalf, then that securities account would be considered the Access Person’s securities account according to this Code. (For example, if an Access Person’s neighbor has given authority to the Access Person to make investments on her behalf in an investment account, then the neighbor’s investment account is considered the Access Person’s securities account.)

VI.	Prohibited Activities

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by Clients:

➢	Employ any device, scheme or artifice to defraud Clients;
➢	Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
➢	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or
➢	Engage in any manipulative practice with respect to Clients.

No Access Person shall purchase or sell, directly or indirectly, any Covered Security which to his/her knowledge is being actively Considered for Purchase or Sale by Clients.

This trading prohibition shall not apply to:

➢	Purchases or sales in which the Access Person does not acquire any direct or indirect Beneficial Ownership;
➢	Purchases or sales that are nonvolitional on the part of either the Access Person or the Client;
➢	Purchases which are part of an Automatic Investment Plan;
➢	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
➢	Other purchases and sales specifically approved by the Code’s Compliance Officer, with advice of the legal counsel to the Funds, and deemed appropriate because of unusual or unforeseen circumstances;
➢	Purchases or sales made by a wrap manager in an Access Person’s Managed Account, provided that such purchases or sales do not reflect a pattern;
➢	Purchases or sales in accounts over which the Access Person has no direct or indirect influence or Control.

LIAC or the Funds may from time to time adopt specific prohibitions or restrictions in response to special situations where there is a greater likelihood that certain Access Persons will have actual knowledge that a Client intends to buy or sell certain Covered Securities. Such prohibitions or restrictions when adopted and signed by the Code’s Compliance Officer shall be considered part of this Code until such time as the Officer deems such prohibitions or restrictions to be unnecessary.

VII.	Preclearance Requirements

A.	Investment Personnel

—	Investment Personnel must preclear their personal transactions in any Covered Security.
—	Investment Personnel are not required to preclear the following:
¡	Transactions for a Managed Account as provided in Section VI “Prohibited Activities” (the Managed Account must have been pre-approved by the Code’s Compliance Officer);
¡	Transactions which are excepted from reporting requirements under Section VIII.C “Reporting Obligations—Report Exceptions;” or
¡	Transactions in securities which are not eligible for purchase or sale by a Client. A list of ineligible securities for purchase or sale by a Client will be maintained by the Code’s Compliance Officer.

Please note that preclearance approval does not alter an Access Person’s responsibility to ensure that each personal securities transaction complies with the general standards of conduct and reporting requirements. By seeking pre-clearance, Investment Personnel will be deemed to be advising the Code’s Compliance Officer or designee that they:

—	Do not possess any material, non-public information relating to the security or issuer of the security;
—	Are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit;
—	Believe the proposed trade is available to any similarly situated market participant on the same terms; and
—	Will provide any relevant information requested by the Code’s Officer or designee.

Preclearing a Trade

1.      A preclearance request must be submitted to the Code’s Compliance Officer or designee prior to entering any orders for personal transactions. Please consult the separate Trade Preclearance Instructions.

2.      Preclearance is only valid through the day after the preclearance authorization is given. After such time the preclearance request must be resubmitted.

3.      Preclearance under this section shall be denied where Investment Personnel seek to execute a buy or sell order when there was a Client transaction within the last 7 business days for that same security (not including De Minimus Purchases or Sales).

B.	Access Persons

Access Persons must obtain prior written approval from the Code’s Compliance Officer or designee before directly or indirectly acquiring Beneficial Ownership in any securities in an initial public offering or in a private securities offering.

Access Persons may not accept a position as a director, trustee or general partner of a publicly-traded company (other than Lincoln National Corporation) unless such position has been approved by the Code’s Compliance Officer as not inconsistent with the interests of the Funds and their shareholders. The Code’s Compliance Officer shall report any such approval to the Funds’ Board at the next Board meeting.

VIII.	Reporting Obligations

A.	Distribution of Code of Ethics

➢	New Access Persons. The Code’s Compliance Officer shall provide each Access Person with a copy of the Code within ten days of such person becoming an Access Person.
➢	Code Amendments. The Code’s Compliance Officer shall provide each Access Person with a copy of the revised Code within ten days of the effective date of any amendments to the Code.
➢	Acknowledgment of Receipt. Each Access Person shall sign a written acknowledgment within ten days of receiving the Code and any amendments thereto, which shall affirm such person’s receipt and understanding of the Code.
➢	Annual Acknowledgment. Each Access Person shall sign a written acknowledgement annually which shall affirm that such person has read and understood the Code of Ethics and has complied with its requirements.

B.	Reports Required

Unless excepted by Section VIII.C “Reporting Obligations—Report Exceptions,” every Access Person must provide to the Code’s Compliance Officer the following: (1) Initial Holdings Report; (2) Quarterly Transaction Report; and (3) Annual Holdings Report. These reports must be completed (i.e., signed and dated) even if the Access Person has no holdings or transactions to report for the relevant time period.

☐	Initial Holdings Report. No later than ten days after a person becomes an Access Person, the Access Person will provide an Initial Securities Holdings Report to the Code’s Compliance Officer. The Access Person must complete the report with information relating to securities holdings and accounts (which information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person).

✓	Duplicate Brokerage Statements and Confirmations. Access Persons must direct their brokers to supply to the Code’s Compliance Officer, on a timely basis, duplicate copies of confirmations and statements for all Covered Securities accounts.

☐	Quarterly Transaction Reports. No later than thirty (30) days after the end of a calendar quarter, Access Persons must submit a Quarterly Securities Transaction Report, detailing securities transactions during the quarter.

☐	Annual Holdings Reports. Access Persons must submit an Annual Securities Holdings Report (which information must be current as of a date no more than forty-five (45) days before the report is submitted).

C.	Report Exceptions

A person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control. An Access Person must receive approval from the Code’s Compliance Officer prior to relying on this exception for any account over which the Access Person may be a “beneficial owner” but have no direct or indirect influence or Control, such as:

—	A Blind Account as defined in “Control” under Section IV “Definitions;” or
—	An account of close relatives where the circumstances clearly demonstrate that there is no risk of influence or control by the Access Person.

An Independent Trustee of the Funds who would be required to make a report solely by reason of being a Trustee need not make:

—	An Initial Holdings Report or an Annual Holdings Report; and
—	A Quarterly Transaction Report – unless the Trustee knew or, in the course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee’s transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser Considered for Purchase or Sale a Covered Security.*

*An Independent Trustee who is required to file a Quarterly Transaction Report should do so no later than thirty (30) days after the end of the calendar quarter in which the securities transaction occurred.)

An Access Person need not make a Quarterly Transaction Report under Section VIII.B “Reporting Obligations—Reports Required” with respect to transactions effected pursuant to an Automatic Investment Plan.

D.	Annual Report to Fund Boards

No less frequently than annually, the officers of LIAC and the Funds will furnish to the Funds’ Boards, and the Boards will consider, a written report that:

—	Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

—	Certifies that LIAC or the Funds, as applicable, have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

IX.	Administrative Procedures

The Code’s Compliance Officer or designee will identify all Access Persons and will notify them of this classification and their obligations under this Code. The Code’s Compliance Officer will also maintain procedures regarding the review of all reports required to be made under the 1940 Act and the Advisers Act, as applicable.

The Code’s Compliance Officer, with guidance from Legal as appropriate, shall determine whether there is a violation of the prohibitions or reporting requirements contained in this Code and the appropriate sanctions to be imposed. The Code’s Compliance Officer shall report to the Principal Executive Officer on a timely basis any material violations of the prohibitions or reporting requirements contained in this Code and the sanctions imposed.

On a quarterly basis, the Code’s Compliance Officer will provide the Funds’ Boards with a summary report of material violations of the Code and the sanctions imposed. When the Code’s Compliance Officer finds that a transaction otherwise reportable above could not reasonably be found to have resulted in fraud, deceit, or a manipulative practice in violation of the 1940 Act, he may, in his discretion, document such finding in lieu of reporting the transaction to the Boards.

On at least a quarterly basis, the Code’s Compliance Officer shall report to the LIAC Governance Committee any violations of the prohibitions or reporting requirements contained in this Code and the sanction imposed, if applicable. The LIAC Governance Committee will review the report to consider whether appropriate sanctions were imposed.

No person shall participate in a determination of whether he or she has committed a violation of the Code or of the imposition of any sanction against himself. If a Code violation of the Principal Executive Officer is under consideration, the Independent Trustees of the Funds collectively shall act in all respects in the manner prescribed herein for the Principal Executive Officer.

At least annually, the Code’s Compliance Officer will provide a copy of his Annual Holdings Report and Personal Transaction Reports to the LIAC Principal Executive Officer for review.

X.	Violations and Sanctions

Violations of the Code are taken seriously and may result in sanctions or other consequences up to and including termination of employment such as:

➢	A warning
➢	Additional training
➢	Referral to the Access Person’s business manager, senior management and/or oversight committee
➢	Reversal of a trade
➢	Disgorgement of profits
➢	Limitation or restriction on personal investing
➢	A fine
➢	Referral to civil or criminal authorities

In determining what, if any, remedial action is appropriate in response to a violation of the Code, the Code’s Compliance Officer will consider, among other factors, the gravity of the violation, the frequency of the violations, whether any violation caused harm or the potential of harm to any Client, whether the Access Person knew or should have known that his/her activity violated the Code, whether the Access Person engaged in a transaction with a view to making a profit on the anticipated market action of a transaction by a Client, the Access Person’s efforts to cooperate with the investigation, and the Access Person’s efforts to correct any conduct that led to a violation. In rare instances, the Code’s Compliance Officer may determine that, for equitable reasons, no remedial action should be taken.

XI.	Records

LIAC and the Funds shall maintain the following records not less than five years from the end of the fiscal year in which a record is made, the first two years in an easily accessible place, which records shall be available for examination by representatives of the SEC:

—	A copy of this Code and any other code which is, or at any time within the past five years has been in effect regarding LIAC or the Funds’ operations;
—	A record of any violation of this Code and of any action taken as a result of such violation;
—	A copy of each report made by an Access Person (e.g., Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report), including any information provided in lieu of the Quarterly Transaction Reports;
—	A list of all persons who are, or within the past five years have been, required to make reports under this Code, and also those persons who were responsible for reviewing these reports;
—	A copy of each report to the Funds’ Board required by this Code.

LIAC and the Funds must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under this Code, for at least five years after the end of the fiscal year in which the approval is granted.

The Code’s Compliance Officer shall maintain on behalf of LIAC and the Funds all records required by the 1940 Act and the Advisers Act for the time periods prescribed.

The Code’s Compliance Officer shall keep all information and reports from any Access Person in strict confidence, subject only to disclosure as required by law or as described in this Code.

*  *  *

Exhibit A

Pre-clearance still required for ETFs eligible for de minimus exemption

Broad Asset Class	Ticker	Name	Category
US Equity	ELR	SPDR Dow Jones Large Cap	US ETF Large Blend
US Equity	ITOT	iShares Core S&P Total US Stock Market ETF	US ETF Large Blend
US Equity	IVV	iShares Core S&P 500 ETF	US ETF Large Blend
US Equity	IWV	iShares Russell 3000 Index	US ETF Large Blend
US Equity	ONEK	SPDR Russell 1000 ETF	US ETF Large Blend
US Equity	SPY	SPDR S&P 500	US ETF Large Blend
US Equity	THRK	SPDR Russell 3000 ETF	US ETF Large Blend
US Equity	TMW	SPDR Dow Jones Total Market	US ETF Large Blend
US Equity	VTI	Vanguard Total Stock Market ETF	US ETF Large Blend
US Equity	VV	Vanguard Large Cap ETF	US ETF Large Blend
US Equity	IWF	iShares Russell 1000 Growth Index	US ETF Large Growth
US Equity	IWZ	iShares Russell 3000 Growth Index	US ETF Large Growth
US Equity	QQQ	POWERSHARES QQQ NASDAQ 100	US ETF Large Growth
US Equity	SPYG	SPDR S&P 500 Growth	US ETF Large Growth
US Equity	VUG	Vanguard Growth ETF	US ETF Large Growth
US Equity	DIA	SPDR Dow Jones Industrial Average	US ETF Large Value
US Equity	DVY	iShares Dow Jones Select Dividend Index	US ETF Large Value
US Equity	IWD	iShares Russell 1000 Value Index	US ETF Large Value
US Equity	SDY	SPDR S&P Dividend	US ETF Large Value
US Equity	SPYV	SPDR S&P 500 Value	US ETF Large Value

US Equity	VTV	Vanguard Value ETF	US ETF Large Value
US Equity	EMM	SPDR Dow Jones Mid Cap	US ETF Mid-Cap Blend
US Equity	IJH	iShares Core S&P Mid-Cap ETF	US ETF Mid-Cap Blend
US Equity	IWR	iShares Russell Midcap Index	US ETF Mid-Cap Blend
US Equity	MDY	SPDR S&P MidCap 400	US ETF Mid-Cap Blend
US Equity	IWP	iShares Russell Midcap Growth Index	US ETF Mid-Cap Growth
US Equity	MDYG	SPDR S&P Mid Cap 400 Growth ETF	US ETF Mid-Cap Growth
US Equity	IWS	iShares Russell Midcap Vaue Index	US ETF Mid-Cap Value
US Equity	MDYV	SPDR S&P 400 Mid Cap Value ETF	US ETF Mid-Cap Value
US Equity	MDYY	SPDR S&P Mid Cap 400 Value ETF	US ETF Mid-Cap Value
US Equity	IJR	iShares Core S&P Small-Cap ETF	US ETF Small Blend
US Equity	IWC	iShares Russell Microcap Index	US ETF Small Blend
US Equity	IWM	iShares Russell 2000 Index	US ETF Small Blend
US Equity	SLY	SPDR S&P 600 Small Cap ETF	US ETF Small Blend
US Equity	TWOK	SPDR Russell 2000 ETF	US ETF Small Blend
US Equity	IWO	iShares Russell 2000 Growth Index	US ETF Small Growth
US Equity	SLYG	SPDR S&P 600 Small Cap Growth ETF	US ETF Small Growth
US Equity	IWN	iShares Russell 2000 Value Index	US ETF Small Value
US Equity	SLYV	SPDR S&P 600 Small Cap Value ETF	US ETF Small Value
Non-US / Global Equity	CWI	SPDR MSCI ACWI (ex-US)	US ETF Foreign Large Blend
Non-US / Global Equity	EFA	iShares MSCI EAFE Index	US ETF Foreign Large Blend
Non-US / Global Equity	GWL	SPDR S&P World ex-US	US ETF Foreign Large Blend
Non-US / Global Equity	IEFA	iShares Core MSCI EAFE ETF	US ETF Foreign Large Blend
Non-US / Global Equity	IXUS	iShares Core MSCI Total International Stock ETF	US ETF Foreign Large Blend

Non-US / Global Equity	VEA	Vanguard Europe Pacific ETF	US ETF Foreign Large Blend
Non-US / Global Equity	EFG	iShares MSCI EAFE Growth Index	US ETF Foreign Large Growth
Non-US / Global Equity	EFV	iShares MSCI EAFE Value Index	US ETF Foreign Large Value
Non-US / Global Equity	DWX	SPDR S&P International Small Cap	US ETF Foreign Small/Mid Blend
Non-US / Global Equity	GWX	SPDR S&P International Small Cap	US ETF Foreign Small/Mid Growth
Non-US / Global Equity	MDD	SPDR S&P International Mid Cap	US ETF Foreign Small/Mid Value
Non-US / Global Equity	SCZ	iShares MSCI EAFE Small Cap Index	US ETF Foreign Small/Mid Value
Non-US / Global Equity	BIK	SPDR S&P BRIC 40	US ETF Diversified Emerging Markets
Non-US / Global Equity	EEM	iShares MSCI Emerging Markets Index	US ETF Diversified Emerging Markets
Non-US / Global Equity	EWX	SPDR S&P Emerging Markets Small Cap	US ETF Diversified Emerging Markets
Non-US / Global Equity	GMM	SPDR S&P Emerging Markets	US ETF Diversified Emerging Markets
Non-US / Global Equity	VWO	Vanguard Emerging Markets Stock ETF	US ETF Diversified Emerging Markets
Non-US / Global Equity	IEMG	iShares Core MSCI Emerging Markets ETF	US ETF Diversified Emerging Mkts
Non-US / Global Equity	VPL	Vanguard Pacific Stock ETF	US ETF Diversified Pacific/Asia
Non-US / Global Equity	FEU	SPDR STOXX Europe 50	US ETF Europe Stock
Non-US / Global Equity	FEZ	SPDR EURO STOXX 50	US ETF Europe Stock
Non-US / Global Equity	IEV	iShares S&P Europe 350 Index	US ETF Europe Stock
Non-US / Global Equity	VGK	Vanguard European ETF	US ETF Europe Stock
Non-US / Global Equity	EPP	iShares MSCI Pacific ex-Japan	US ETF Pacific/Asia ex-Japan Stk

Non-US / Global Equity	ACWI	iShares MSCI ACWI Index	US ETF World Stock
Non-US / Global Equity	DGT	SPDR Global Dow ETF	US ETF World Stock
US Fixed Income	AGG	iShares Barclays Aggregate Bond	US ETF Intermediate-Term Bond
US Fixed Income	BIV	Vanguard Intermediate-Term Bond ETF	US ETF Intermediate-Term Bond
US Fixed Income	BND	Vanguard Total Bond Market ETF	US ETF Intermediate-Term Bond
US Fixed Income	ITR	SPDR Barclays Capital Interm Credit Bond	US ETF Intermediate-Term Bond
US Fixed Income	MBB	iShares Barclays MBS Bond	US ETF Intermediate-Term Bond
US Fixed Income	VCIT	Vanguard Interm-Tm Corp Bd Idx ETF	US ETF Intermediate-Term Bond
US Fixed Income	AGZ	iShares Barclays Agency Bond	US ETF Intermediate Government
US Fixed Income	IEI	iShares Barclays 3-7 Year Treasury Bond	US ETF Intermediate Government
US Fixed Income	ITE	SPDR Barclays Capital Interm Term Trs	US ETF Intermediate Government
US Fixed Income	VGIT	Vanguard Interm-Tm Govt Bd Idx ETF	US ETF Intermediate Government
US Fixed Income	IEF	iShares Barclays 7-10 Year Treasury	US ETF Long Government
US Fixed Income	TLH	iShares Barclays 10-20 Year Treasury Bd	US ETF Long Government
US Fixed Income	TLO	SPDR Barclays Capital Long Term Treasury	US ETF Long Government
US Fixed Income	TLT	iShares Barclays 20+ Year Treas Bond	US ETF Long Government
US Fixed Income	VGLT	Vanguard Long-Term Govt Bd Index ETF	US ETF Long Government
US Fixed Income	BLV	Vanguard Long-Term Bond Index ETF	US ETF Long-Term Bond
US Fixed Income	ILTB	iShares Core Long-Term U.S. Bond ETF	US ETF Long-Term Bond

US Fixed Income	LQD	iShares iBOxx $ Invest Grade Corp Bond	US ETF Long-Term Bond
US Fixed Income	LWC	SPDR Barclays Capital Long Crdt Term Bd	US ETF Long-Term Bond
US Fixed Income	VCLT	Vanguard Long-Term Corp Bond Idx ETF	US ETF Long-Term Bond
US Fixed Income	SHV	iShares Barclays Short Treasury Bond	US ETF Short Government
US Fixed Income	SHY	iShares Barclays 1-3 Year Treasury Bond	US ETF Short Government
US Fixed Income	VGSH	Vanguard Short-Term Govt Bd Idx ETF	US ETF Short Government
US Fixed Income	BSV	Vanguard Short Term Bond ETF	US ETF Short-Term Bond
US Fixed Income	CSJ	iShares Barclays 1-3 Year Credit Bond	US ETF Short-Term Bond
US Fixed Income	ISTB	iShares Core Short-Term U.S. Bond ETF	US ETF Short-Term Bond
US Fixed Income	MINT	PIMCO Enhanced Short Maturity Strgy ETF	US ETF Short-Term Bond
US Fixed Income	SCPB	SPDR Barclays Capital Short Term Corp Bd	US ETF Short-Term Bond
US Fixed Income	VCSH	Vanguard Short-Term Corp Bd Idx ETF	US ETF Short-Term Bond
US Fixed Income	BIL	SPDR Barclays Capital 1-3 Month T-Bill	US ETF Ultrashort Bond
US Fixed Income	FLOT	iShares Floating Rate Bond	US ETF Ultrashort Bond
US Fixed Income	HYG	iShares iBoxx $ High Yield Corporate Bond	US ETF High Yield Bond
US Fixed Income	JNK	SPDR Barclays Capital High Yield Bond	US ETF High Yield Bond
US Fixed Income	IPE	SPDR Barclays Capital TIPS	US ETF Inflation- Protected Bond
US Fixed Income	TIP	iShares Barclays TIPS Bond	US ETF Inflation- Protected Bond
US Fixed Income	STPZ	PIMCO 1-5 Year US TIPS Index ETF	US ETF Inflation-Protected Bond
US Fixed Income	TIPX	SPDR Barclays 1-10 Year TIPS ETF	US ETF Inflation-Protected Bond
US Fixed Income	LAG	SPDR Barclays Capital Aggregate Bond	US ETF Multisector Bond
US Fixed Income	TFI	SPDR Barclays Capital Municipal Bond	US ETF Muni National Long

US Fixed Income	SHM	SPDR Barclays Capital Short Term Muni Bd	US ETF Muni National Short
US Fixed Income	CWB	SPDR Barclays Capital Convertible Bond	US ETF Convertibles
Non-US / Global Bond	BNDX	Vanguard Total Intl Bd Idx ETF	US ETF World Bond
Non-US / Global Bond	BWX	SPDR Barclays Capital Intl Treasury Bond	US ETF World Bond
Non-US / Global Bond	BWZ	SPDR Barclays Cap S/T Intl Treasury Bond	US ETF World Bond
Non-US / Global Bond	IBND	SPDR Barclays Capital Intl Corp Bond	US ETF World Bond
Non-US / Global Bond	WIP	SPDR DB Intl Govt Infl-Protected Bond	US ETF World Bond
Non-US / Global Bond	EMB	iShares JPMorgan USD Emerg Markets Bond	US ETF Emerging Markets Bond
Other	VNQ	Vanguard REIT Index ETF	US ETF Real Estate
Other	IYR	iShares US Real Estate	US ETF Real Estate
Other	RWX	SPDR Dow Jones Intl Real Estate	US ETF Global Real Estate
Other	RWR	SPDR Dow Jones REIT ETF	US ETF Real Estate
Other	VNQI	Vanguard Global ex-US Real Estate ETF	US ETF Global Real Estate
Other	IFGL	iShares International Dev Rel Est	US ETF Global Real Estate
Other	GLD	SPDR Gold Shares	US ETF Commodities Precious Metals
Other	IAU	iShares Gold Trust	US ETF Commodities Precious Metals